EXHIBIT 99.1

INVESTOR CONTACT:

MEDIA CONTACT:

Matt Booher 513.397.9904

Thomas Osha 513.397.7316

matt.booher@broadwing.com

tom.osha@broadwing.com

BROADWING INC. CEO AND CFO FILE SWORN STATEMENTS WITH SEC

COMPANY OFFICERS CERTIFY FINANCIAL STATEMENTS; SUBMIT SARBANES-OXLEY DOCUMENTATION

CINCINNATI—August 13, 2002--Broadwing Inc. (NYSE:BRW) today announced that its Chairman and CEO, Rick Ellenberger, and CFO, Tom Schilling, signed and submitted sworn statements, without qualifications, to the U.S. Securities and Exchange Commission (SEC) affirming the accuracy of the Company’s recent reports filed with the SEC.

“Broadwing is proud of the excellent reputation for integrity we have earned throughout our 129-year history,” said Ellenberger.  “We fully support efforts to give all investors confidence in corporate financial statements and performance.  We have taken this opportunity to once again assure ourselves of the accuracy of our financial statements and we are pleased with our ability to satisfy the requirements of the SEC, NYSE, and recently enacted Sarbanes-Oxley legislation.  Our business practices reinforce our core values and we are always vigilant for methods to strengthen our corporate governance and reputation,” said Ellenberger.

Ellenberger and Schilling’s personal certifications, as well as the entire certification process, were also reviewed with the company’s audit committee and outside auditors. The personal certifications were submitted in accordance with SEC Order No. 4-460 and Section 906 of the Sarbanes-Oxley Act. The documents covered include Broadwing’s 10-K for 2001, its 10-Q’s for the first and second quarters of 2002, its 2002 proxy statement and all 8-K’s filed, to date, in 2002.

Broadwing Inc. is one of 947 publicly traded companies required by the SEC to submit sworn statements by the CEO and CFO, affirming the accuracy of their filings with the Commission. The statements will be available for review on the World Wide Web at www.broadwing.com, as well as on a Web site maintained by the SEC.

About Broadwing

Broadwing Inc. (NYSE: BRW) is an integrated communications company comprised of Broadwing Communications and Cincinnati Bell.  Broadwing Communications leads the industry as the world’s first intelligent, all-optical, switched network provider and offers businesses nationwide a competitive advantage by providing data, voice and Internet solutions that are flexible, reliable and innovative on its 18,500-mile optical network and its award-winning IP backbone.  Cincinnati Bell is one of the nation’s most respected and best performing local exchange and wireless providers with a legacy of unparalleled customer service excellence and financial strength.  The company was recently ranked number one in customer satisfaction, for the second year in a row, by J.D. Power and Associates for local residential telephone service and residential long distance among mainstream users. Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana.  Broadwing Inc. is headquartered in Cincinnati, Ohio. For more information, visit www.broadwing.com.